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Pricing Supplement No. 3 Effective at 10:00 A.M. May 12, 1998
PROSPECTUS and PROSPECTUS SUPPLEMENT, each                   Rule 424 (b)(3)
Dated March 26, 1998                                     Registration Statement
                                                              No. 333-41059




                             U.S. $5,000,000,000

                          FORD MOTOR CREDIT COMPANY

                     Medium-Term Notes Due from 9 Months
                        to 30 Years from Date of Issue

Interest payable each March 15 and September 15 and at Maturity


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                                             Interest Rate
Range of Maturities                            Per Annum
-------------------                          ----------------


More than 9 months to less than 1 year .......... 5.75%



The interest rates on the Medium-Term Notes may be changed by Ford Motor Credit Company from time to time, but any such change will not affect the interest rate on any Medium-Term Note ordered prior to the effective time of the change.

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GOLDMAN, SACHS & CO.                     MERRILL LYNCH & CO.
LEHMAN BROTHERS                         SALOMON SMITH BARNEY